UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PREMIER EXHIBITIONS, INC.
3340 Peachtree Road, Suite 2250
Atlanta, Georgia 30326
November 15, 2005
Dear Shareholder:
      You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Premier Exhibitions, Inc. (the “Company”), which will be held at the Courtyard Atlanta Buckhead, 3332 Peachtree Road, NE, Atlanta, Georgia 30326 at 8:00 a.m. on Thursday, December 8, 2005.
      At the Annual Meeting, shareholders will be asked to elect three directors and to vote upon the ratification of the appointment of Kempisty & Company, Certified Public Accountants, P.C., as the Company’s independent public accountants and auditors for the fiscal year ending February 28, 2006. More detailed information relating to the election of directors and the ratification of Kempisty & Company, Certified Public Accountants, P.C., as auditors, is set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote FOR each of the nominees for director and FOR the proposal to ratify Kempisty & Company, Certified Public Accountants, P.C.
      We hope that you will be able to attend the Annual Meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy and do so.

Sincerely,

Brian Wainger
Acting Secretary

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KEMPISTY & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, P.C., AS INDEPENDENT ACCOUNTANTS

PREMIER EXHIBITIONS, INC.
3340 Peachtree Road, Suite 2250
Atlanta, Georgia 30326
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 8, 2005
       The Annual Meeting of Shareholders of PREMIER EXHIBITIONS, INC. (the “Company”) will be held at the Courtyard Atlanta Buckhead, 3332 Peachtree Road, NE, Atlanta, Georgia 30326 at 8:00 a.m., Eastern Standard Time, on Thursday, December 8, 2005, for the following purposes:

1. To elect three members of the Board of Directors, each of whom will serve until the 2006 Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death;

2. To ratify the appointment of Kempisty & Company, Certified Public Accountants, P. C., as the Company’s independent certified public accountants for the fiscal year ending February 28, 2006; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof.
      The Board of Directors has fixed the close of business on November 1, 2005 as the record date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournments, postponements or rescheduling thereof.

By Resolution of the Board of Directors,

Brian Wainger
Acting Secretary

November 15, 2005
      The matters enumerated above are discussed more fully in the accompanying Proxy Statement. If you do not expect to be present at the Annual Meeting and wish your shares of Common Stock to be voted, please sign, date and mail the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

      YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

PROXY STATEMENT

PREMIER EXHIBITIONS, INC.
2005 ANNUAL MEETING OF SHAREHOLDERS
December 8, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
      The enclosed proxy is solicited by the Board of Directors of Premier Exhibitions, Inc. (the “Company”) for use at the 2005 Annual Meeting of Shareholders, which will be held at 8:00 a.m., Eastern Standard Time, on Thursday, December 8, 2005, at the Courtyard Atlanta Buckhead, 3332 Peachtree Road, NE, Atlanta, Georgia and at any adjournment, postponement or rescheduling thereof (collectively, the “Annual Meeting”).
      The Board of Directors is aware of two items of business to be considered at the Annual Meeting: (1) the election of three directors to the Board of Directors; and (2) ratification of the appointment of Kempisty & Company, Certified Public Accountants, P.C., as the Company’s independent auditors for the fiscal year ending February 28, 2006. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters in their discretion.
      The giving of a proxy does not preclude a shareholder from voting in person at the Annual Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later dated proxy to the Secretary of the Company at its executive office at any time prior to voting of the shares represented by the earlier proxy. In addition, shareholders attending the Annual Meeting may revoke their proxies by voting at the Annual Meeting. All proxies that are completed and properly signed and dated and are returned to the Company prior to the Annual Meeting will be voted as the shareholder directs. If no direction is given, properly executed proxies will be voted FOR the election of the directors named therein, and FOR ratification of the appointment of Kempisty & Company, Certified Public Accountants, P.C., as the Company’s independent auditors for the fiscal year ending February 28, 2006.
      Only shareholders of record at the close of business on the record date, November 1, 2005, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 23,086,953 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), were outstanding. Each such share of Common Stock is entitled to one vote on each matter submitted to shareholders. The holders of Common Stock are not entitled to cumulate their votes in the election of directors. A list of shareholders will be available for inspection for at least ten days prior to the Annual Meeting at the principal executive offices of the Company, 3340 Peachtree Road NE, Suite 2250, Atlanta, Georgia 30326, and at the Annual Meeting.
      This Proxy Statement, together with the enclosed proxy card and a copy of the Company’s Form 10-K, which includes financial statements for the period ended February 28, 2005, is being mailed on or about November 15, 2005 to shareholders of record as of the record date.
      Proxies will be voted at the Annual Meeting, if a quorum is present, in accordance with the directions on the proxy card. A majority of the Common Stock outstanding and entitled to vote on the Record Date, present in person or represented by proxy, will constitute a quorum for the Annual Meeting.

      Directors will be elected by a plurality of the votes cast. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Shares not voted “for” a particular director (whether as a result of a direction to withhold or a broker non-vote) will not be counted in such director’s favor, but will not affect the outcome of the voting.
      Approval of all other matters to be acted on at the Annual Meeting requires the affirmative vote of a majority of the shares present, in person or by proxy, assuming that a quorum is present. If an executed proxy card is returned and the shareholder has voted “abstain” on any matter (or “withhold authority” as to the election of any director), the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.
      All of the expense of preparing, printing and mailing this Proxy Statement, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies of this Proxy Statement and accompanying materials to the beneficial owners of the Company’s Common Stock, will be borne by the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information known to the Company regarding the beneficial ownership of its Common Stock as of November 1, 2005 by:

•	each person or group known by the Company to own beneficially more than 5% of its outstanding Common Stock;

•	each of its directors and director nominees and each executive officer named in the Summary Compensation Table appearing under the heading “Compensation of Executive Officers and Directors”; and

•	its directors and executive officers, as a group.
      As of November 1, 2005, a total of 23,086,953 shares of Common Stock were issued and outstanding.
      The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under such rules, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or disposition power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days by exercise of options. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby.

	Number of	Percentage of
	Shares	Outstanding
	Beneficially	Shares
Name and Address	Owned	Owned

More Than 5% Holders:
Joseph B. Marsh(1)	3,359,768	14.5%
11006 Bridge House
Road Windermere, Florida 34786
William S. and Janice S. Gasparrini(2)	2,288,937	9.9%
23 Oak Street
Greenwich, Connecticut 06830
Judith Geller(3)	1,575,000	6.8%
3340 Peachtree Road,
N.E, Suite 2250 Atlanta, GA 30326
The Estate of Gerald Couture(5)	1,745,874	7.6%
901 Chestnut Street, Suite A
Clearwater, Florida 33756
Directors and Executive Officers:
Arnie Geller(3)	3,137,500	13.6%
3340 Peachtree Road, N.E,
Suite 2250 Atlanta, GA 30326
Nick Cretan(4)	275,000	1.2%
Doug Banker(6)	297,000	1.3%
Tom Zaller(7)	350,000	1.5%
Brian Wainger(8)	200,000	*
Directors and executive officers as a group (five persons)(3)(4)(6)(7)(8)	4,259,500	18.4%

*	Less than 1%

(1)	Taken from Mr. Marsh’s latest Schedule 13D filing, filed with the Securities and Exchange Commission on October 14, 2003.

(2)	Taken from Mr. and Mrs. William S. and Janice S. Gasparrini’s Schedule 13D filing, filed with the Securities and Exchange Commission on July 7, 2005. According to such Schedule 13D filing, Mr. Gasparrini has sole voting and dispositive power with respect to 544,994 of such shares, and Mr. and Mrs. Gasparrini have shared voting and dispositive power with respect to 1,743,943 of such shares.

(3)	Includes 1,575,000 shares of Common Stock held as tenancy by the entireties by Mr. Geller and his wife, Judith Geller. Mr. Geller’s beneficial ownership includes options to purchase 650,000 shares of Common Stock. Judith Geller’s beneficial ownership includes options to purchase 100,000 shares of Common Stock.

(4)	Includes options to purchase 150,000 shares of Common Stock.

(5)	Includes options to purchase 750,000 shares of Common Stock. Mr. Couture passed away on July 9, 2005. The options are exercisable by The Estate of Gerald Couture until July 9, 2006.

(6)	Includes options to purchase 150,000 shares of Common Stock.

(7)	Includes options to purchase 350,000 shares of Common Stock.

(8)	Includes options to purchase 200,000 shares of Common Stock.

PROPOSAL 1:
ELECTION OF DIRECTORS
GENERAL
      Three directors are to be elected to serve until the Company’s next annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death. The Board of Directors has nominated Arnie Geller, N. Nick Cretan, and Douglas Banker (together, the “Nominees”) to serve as directors. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present or represented at the Annual Meeting. In the event that any one of the Nominees is unable or declines to stand for election or to serve as a director, the Board of Directors intends to substitute another person of its choice as a nominee, in his place and stead, or to present a lesser number of nominees for director, in accordance with the Company’s By-Laws. The Board of Directors has no reason to believe that any Nominee will be unable or will decline to stand for election or to serve as a director. Any vacancy occurring between shareholders’ meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next Annual Meeting of Shareholders.
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE FOR THE ELECTION OF THE THREE NOMINEES.
MANAGEMENT
Officers and Directors
      Information regarding the Company’s current directors, all of whom are Nominees, and executive officers appears below.

Name	Age	Position(s)

Arnie Geller	64	President, Chief Executive Officer, Chief Financial Officer and Chairman
N. Nick Cretan	70	Director
Douglas Banker	53	Director
      Arnie Geller serves as President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company. In November 1999, he was reappointed as President of the Company. He also served as President from May 1993 to May 1995, and has served as a director of the Company since May 1999. Mr. Geller was appointed Chairman of the Board of Directors of the Company in October 2005. Prior to 1993, Mr. Geller had principally been engaged in various executive capacities in the record industry for approximately 27 years. Mr. Geller was a self-employed corporate consultant prior to his reappointment as President of the Company in 1999.
      N. Nick Cretan has served as a director of the Company since April 2000. Mr. Cretan has more than 30 years of management experience, including his experience as Chief Operating Officer of the non-profit Maritime Association of the Port of New York and New Jersey, which is a trade association to develop and promote the Port of New York and New Jersey. Mr. Cretan retired from such position in 2004. He also serves as President of Friends of the Statue of Liberty, Ellis Island Foundation, President of Friends of Gateway National Parks Foundation and as Executive Director of the American Merchant Marine Memorial Foundation. Previously, he served as Deputy Director of the San Francisco Marine Exchange and as staff assistant at the National Federation of Independent Business.
      Douglas Banker has served as a director of the Company since August 2000. Mr. Banker has more than 25 years of experience in the entertainment industry that includes providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products; and the development and management of concerts and similar events. Mr. Banker has been the manager and principal stockholder in Skillet Records, LLC, an independent record label business that provides national distribution for music artists, for the past three years. Mr. Banker also has authored several significant software programs that have achieved commercial success and has been involved with the management of the enterprises created for their commercialization. Mr. Banker was President of the Board of the Motor City Music Foundation in Detroit, Michigan from 1996 to 2000.
Other Executive Officers
      Each of the following executive officers will serve in such capacity until the next Annual Meeting of Shareholders or until their earlier termination or removal from office. No understandings or arrangements exist between the officers and any other person pursuant to which he was selected as an officer.

Name	Age	Position(s)

Tom Zaller	34	Vice President — Exhibitions
Brian Wainger	34	Vice President and Chief Legal Counsel
      Tom Zaller has served as the Company’s Vice President — Exhibitions since August 2003. Mr. Zaller has more than 20 years experience in the production of exhibitions both internationally and domestically. Prior to his joining the Company, Mr. Zaller was vice president for production at Clear Channel International Exhibitions for two years, where he collaborated on the development, design and production of numerous Clear Channel exhibitions that were shown internationally. While he was with Clear Channel, Mr. Zaller was production manager for “Titanic: The Artifact Exhibition,” which included twenty domestic and nine foreign exhibitions. More than 13 million visitors viewed these exhibitions worldwide. Prior to holding such position with Clear Channel, Mr. Zaller served in similar capacities with predecessor companies of Clear Channel.
      Brian Wainger has served as the Company’s Vice President and Chief Legal Counsel since June 2004. Before joining the Company, Mr. Wainger worked as an attorney at the law firm of McGuire Woods for three years, where he represented the Company in litigation matters. Before his employment at McGuire Woods, Mr. Wainger served as an assistant attorney general for the Commonwealth of Virginia.
MEETINGS OF THE BOARD OF DIRECTORS
      The Board of Directors held three meetings during the fiscal year ended February 28, 2005. All Directors attended all the meetings of the Board. Directors are encouraged to attend Annual Meetings of Shareholders.
COMMITTEES OF THE BOARD OF DIRECTORS
      At present, the Company has no audit, nominating or compensation committees or committees performing similar functions and as a result, has no audit committee or nominating committee charters. The full Board of Directors presently functions as these committees as it has been difficult to attract additional board members because of the litigation history of the Company and the limited director and officer insurance coverage that the Company can afford. If and when a candidate for potential consideration as a director is identified, the full board will review the candidate’s credentials to determine his or her qualifications which will include evaluation of the following: background, experience, financial expertise, public company experience, high ethical standards, professionalism, integrity, avoidance of potential conflicts and other factors that would enhance the effectiveness of the Board of Directors. The Board of Directors will consider candidates for nomination to the Board recommended by any reasonable source, including shareholders. Shareholders who wish to do so may recommend candidates for nomination by identifying such candidates and providing relevant biographical information in written communications to the Board in accordance with the policy described below in the Section entitled “Communications with the Board of Directors.” Two of the three members of the Board of Directors, Messrs. Cretan and Banker, are “independent” as defined in the relevant rules of the American Stock Exchange for nominating committee members. Although the Company’s Common Stock is not listed on the American Stock Exchange, rules promulgated under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) require that registrants whose securities are not listed on a national securities exchange or in an automated inter-dealer quotation system of a national securities association determine whether members of their nominating committees (including where an entire board of directors functions as the nominating committee) are independent using a definition of independence of a national securities exchange or in an automated inter-dealer quotation system of a national securities association approved by the Securities and Exchange Commission. The Board of Directors has determined that none of its members currently qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      The Board has established procedures to enable shareholders to communicate in writing with the Board. Such written communications should be clearly marked “Shareholder — Board Communication,” and be mailed to Premier Exhibitions, Inc., 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326, Attention: Secretary. The Company’s Secretary will promptly forward such communications to the Board of Directors.
REPORT OF THE BOARD IN LIEU OF A REPORT OF THE AUDIT COMMITTEE
      The Board of Directors does not have a standing audit committee and, therefore, the Board of Directors as a whole is responsible for overseeing management’s implementation of the Company’s financial reporting process as specified in section 3(a)(58)(B) of the Securities Exchange Act. Two members of the Board of Directors, Messrs. Cretan and Banker, when acting as the audit committee, are independent as defined in the listing standards of the American Stock Exchange and the relevant rules promulgated under the Securities Exchange Act for audit committee members. Although the Company’s Common Stock is not listed on the American Stock Exchange, rules promulgated under the Securities Exchange Act require that registrants whose securities are not listed on a national securities exchange or in an automated inter-dealer quotation system of a national securities association determine whether members of their audit committees are independent using a definition of independence of a national securities exchange or in an automated inter-dealer quotation system of a national securities association approved by the Securities and Exchange Commission.
      In discharging its oversight role, the Board of Directors reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005 with the Company’s management and independent auditor. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
      There were no issues that arose with the independent auditor that required discussion with the non-management Board members. The independent auditor has been instructed by management to discuss issues that such auditor may determine are relevant with any or all Board members including any issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees), as amended. In addition, the Board discussed with the independent auditor its independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of non-audit services by the auditor was compatible with maintaining the auditor’s independence.

      In reliance on the reviews and discussions outlined above, the Board of Directors concluded that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the year ended February 28, 2005 for filing with the Securities and Exchange Commission.

Members of the Board of Directors

Douglas Banker
N. Nick Cretan
Arnie Geller
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
      The following table sets forth a summary of compensation paid to the Company’s executive officers for the fiscal years ended February 28, 2003, February 29, 2004 and February 28, 2005.

				Long-Term
				Compensation

				Common Shares
			Other Annual	Underlying Options
	Year Ended	Salary	Compensation	Granted
Name and Principal Position	February 28 (29)th	($)	($)	(#)

Arnie Geller(1)(2)	2005	$366,055	$34,732	400,000
President, Chief	2004	$370,997	$91,813	475,000
Executive Officer, Chief	2003	$331,659	$37,961	-0-
Financial Officer and Chairman
Gerald Couture(3)(4)	2005	$298,901	$42,040	300,000
Former Vice President — Finance	2004	$298,373	$68,661	375,000
and Chief Financial Officer	2003	$272,467	$51,849	-0-
Thomas Zaller(5)	2005	$158,942	$15,780	-0-
Vice President — Exhibitions	2004	$86,537	$6,296	250,000
	—	—	—	—
Brian Wainger	2005	$157,500	-0-	-0-
Vice President and Chief Legal	—	—	—	—
Counsel(6)	—	—	—	—

1.	Mr. Geller was re-appointed as the Company’s President and Chief Executive Officer on November 26, 1999. Mr. Geller was elected a director on August 9, 1999. An employment agreement between the Company and Mr. Geller was executed on February 4, 2002 that provided for an annual base salary of $330,750 with 5% per year increases. At Mr. Geller’s option, he may elect to receive his compensation in the Company’s shares of Common Stock. For this purpose, the Common Stock will be valued at 50% of its closing bid price as of the date of Mr. Geller’s election. Mr. Geller has not elected to receive Common Stock as compensation in lieu of salary during the last three completed fiscal years. Mr. Geller has also been granted stock options as an officer and director to purchase up to 1.375 million shares of the Company’s Common Stock at prices ranging from $0.40 to $1.75 per share that were the closing prices of the stock at the respective times of stock purchase grant(s). All of these options expire ten years from the date of their grants. In addition, on February 4, 2002, Mr. Geller’s option to acquire 75,000 shares of Common Stock was reset to an exercise price of $0.40, which was the closing price of the Common Stock on February 1, 2002. On December 12, 2003, Mr. Geller received, as a director, options to acquire 75,000 shares of Common Stock at an exercise price of $0.32 per share. On April 10, 2004, Mr. Geller’s employment agreement was extended for two additional years until February 2, 2009, and he was granted options to acquire 400,000 shares of Common Stock at an exercise price of $1.64. On July 30, 2004, Mr. Geller exchanged 1.2 million options he held for the issuance of 600,000 shares of the Company’s Common Stock to accommodate a private placement of the Company’s securities. The options that were exchanged had exercise prices of $1.15, $1.64, and $1.75 per share, respectively. All options were granted under the Company’s 2002 Stock Option Plan or 2004 Stock Option Plan.

2.	Included in other compensation for the fiscal year ended February 28, 2005 were medical payments and medical insurance of $22,732 and a car allowance of $12,000.

3.	On April 25, 2000, the Company hired Mr. Couture as its Vice President and Chief Financial Officer, pursuant to a one-year employment agreement. After that employment agreement expired, Mr. Couture continued to serve as an officer with his compensation dependent upon the services he performed. On February 2, 2002, Mr. Couture executed a new employment agreement with the Company for a term of four years at an annual base salary of $270,000 with 5% per year increases. Mr. Couture had previously been granted a stock option to purchase 300,000 shares of Common Stock at an exercise price of $1.625 per share, which was the closing price of the Common Stock on April 24, 2000. Mr. Couture received an option to purchase 600,000 shares at an exercise price of $0.40 per share that was the closing price of the Company’s Common Stock on February 1, 2002 (the date of the grant) as part of his Employment Agreement. In addition, on February 2, 2002, Mr. Couture’s option to acquire 75,000 shares of Common Stock was reset to an exercise price of $0.40 that was the closing price of the Common Stock on February 1, 2002 (the date of the grant). Mr. Couture received, as a director, options to acquire 75,000 shares of Common Stock at an exercise price of $0.32 per share. On April 10, 2004, Mr. Couture’s employment agreement was extended two years until February 2, 2008, and options to acquire 300,000 shares of Common Stock at an exercise price of $1.64 were granted. On July 30, 2004, Mr. Couture exchanged 600,000 options he held for the issuance of 300,000 shares of the Company’s Common Stock to accommodate a private placement of the Company’s securities. The options that were exchanged had exercise prices of $1.625 and $1.64 per share. All options were granted under the Company’s 2002 Stock Option Plan or 2004 Stock Option Plan. Mr. Couture passed away on July 9, 2005. The options remain exercisable by The Estate of Gerald Couture until July 9, 2006.

4.	Included in other compensation for the fiscal year ended February 28, 2005 were medical payments and medical insurance of $21,040, a car allowance of $9,000 and an office allowance of $12,000.

5.	On August 4, 2003, the Company hired Mr. Zaller as its Vice President — Exhibitions for a term of three years at an annual base salary of $150,000. Mr. Zaller was also granted a stock option to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $0.28 per share. Included in other compensation for the fiscal year ended February 28, 2005 were medical payments and medical insurance of $15,780. Such options were granted under the Company’s 2004 Stock Option Plan.

6.	In June 2004, the Company hired Mr. Wainger as Vice President and Chief Legal Counsel at an annual base salary of $157,500.
STOCK OPTIONS
OPTION GRANTS IN FISCAL YEAR 2005
      The following table summarizes the stock options granted to management or the Board of Directors in fiscal year 2005.

					Potential Realizable Value at
		Percent of Total			Assumed Annual Rates of
	Number of	Options/SARs Granted			Stock Price Appreciation For
	Securities	to Executive	Exercise		Option Term
	Underlying	Employees/ Directors	Price	Expiration
Name	Options Granted	in Fiscal Year	($/Share)	Date	5%	10%

Arnie Geller	400,000	57%	$1.64	2014	$412,555	$1,045,495
Gerald Couture	300,000	43%	$1.64	2014	$309,416	$784,121
Total	700,000	100%	—	—	—	—
EXERCISE OF STOCK OPTIONS
      None of the Company’s executive officers exercised options to purchase Common Stock in fiscal 2005. The following table shows aggregate amounts of outstanding options held by the executive officers named in the Summary Compensation Table as of February 28, 2005.

      The Company issued an aggregate of 900,000 shares of the Company’s Common Stock to the Company’s President and Chief Executive Officer, Arnie Geller, and the Company’s former Chief Financial Officer and Vice President — Finance, Gerald Couture, during the second quarter of fiscal year 2005 in exchange for such officers tendering to the Company options they held to acquire up to 1,800,000 shares of the Company’s Common Stock. The exchange was necessary in order to ensure that the Company had an adequate number of shares of Common Stock available to complete its August 2004 private placement. The value of the exchange was $1,179,000, based on a price of $1.31 per share, which was the market price of a share of the Company’s Common Stock on the date of the exchange.
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-money Options at
	Shares Acquired on	Value	Options at Fiscal Year-End		Fiscal Year-End(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Arnie Geller	—	—	650,000	—	$493,500	—
Gerald Couture	N/A	N/A	750,000	—	$568,500	—
Tom Zaller	N/A	N/A	250,000	—	$217,500	—

(1)	Amounts in this column reflect the difference between the fair market value of the underlying securities at fiscal year-end 2005 (the closing price for the Company’s Common Stock on February 28, 2005) and the exercise price of the option.
COMPENSATION OF DIRECTORS
      The Company presently compensates all directors by issuing 25,000 shares of Common Stock upon appointment as a director and, subsequently, issues 25,000 options to purchase the Company’s Common Stock for each year of service. The purpose of the grant of options and shares of Common Stock is to align the interests of the directors with those of the Company’s shareholders. During fiscal year 2003, the two independent directors were each granted 100,000 shares of Common Stock, having a fair market value of $24,000, for their continued services on the Company’s behalf with the issuance of such Common Stock deferred until the second quarter of fiscal year 2004. On December 12, 2003, each director was issued an option to acquire 75,000 shares of Common Stock at the then market price of $0.32 per share. These options expire ten years from the date of grant. No options were issued to the directors for fiscal year 2005. In addition, directors are entitled to receive $200 per telephonic meeting and $300 per meeting attended in person. During the 2005 fiscal year, Messrs. Cretan and Banker each received cash compensation for meeting attendance in the amount of $700.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports that they file. Based solely on a review of the copies of such reports and certain representations which may have been furnished to the Company during or with respect to the Company’s fiscal year ended February 28, 2005, the Company believes that, during such fiscal year, all applicable Section 16(a) filing requirements were made.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Two of the Company’s shareholders, Joseph Marsh and William Marino, lent the Company an aggregate of $500,000 on May 5, 2004. The loan is unsecured, and it is for a term of five years. The interest rate for the loan is the prime rate plus six percent. The loan requires quarterly payments by the Company of principal in the amount of $25,000 and accrued interest. In consideration of the loan, the Company also issued an aggregate of 30,000 shares of the Company’s Common Stock to the shareholders.
      The Company issued an aggregate of 900,000 shares of the Company’s Common Stock to its President and Chief Executive Officer, Arnie Geller, and the Company’s former Chief Financial Officer and Vice President — Finance, Gerald Couture, during the second quarter of fiscal year 2004. The Company issued these shares to these officers in exchange for such officers tendering to the Company options they held to acquire up to 1,800,000 shares of the Company’s Common Stock. The exchange was necessary in order to ensure that the Company had an adequate number of shares of Common Stock available to complete the August 2004 private placement. The value of the exchange was $1,179,000, based on a price of $1.31 per share, which was the market price of a share of the Company’s Common Stock on the date of the exchange.
      A consulting firm, Couture and Company, in which the Company’s former Chief Financial Officer, Gerald Couture, was a principal has rendered services to the Company for the time of other professionals. Payment for these services amounted to $3,165, $8,922, and $10,750 for fiscal years 2005, 2004 and 2003, respectively.
CODE OF ETHICS
      The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer. A copy of the Company’s Code of Ethics has been filed as an exhibit to its 2005 Annual Report on Form 10-K and is also available at http://www.rmstitanic.net. The Company intends to disclose any amendment to, or waiver from, a provision of its Code of Ethics by posting such information on its web site at the address specified above.
PERFORMANCE GRAPH
      The following graph is a comparison of the cumulative total returns for the Company’s Common Stock as compared with the cumulative total return for the Standard & Poor’s 600 Small Cap Stock Index and the average performance of four corporations within a peer group. The companies selected in the peer group are corporations with similar market capitalization; two of which engage in marine salvage (Odyssey Marine and Ruby Mining), and two (Marlton Technology and Virtra Systems) within the same SIC 7900 group — entertainment and amusement. There is not a publicly traded company that has an identical business as the Company. The cumulative returns of the Company and its peer group were computed by dividing the difference between the price of Company’s Common Stock and those of the peer group at the end and the beginning of the measurement period (February 29, 2000 to February 28, 2005) by the price of the Company’s and the peer group’s Common Stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on February 29, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Board of Directors does not have a compensation committee or a committee performing equivalent functions. Executive compensation is determined by the Board of Directors. During the fiscal year ended February 28, 2005, Arnie Geller, the Company’s Chief Executive Officer, and Gerald Couture, its former Chief Financial Officer, both served on the Board of Directors and participated in deliberations of the Board of Directors concerning executive officer compensation. No interlocking relationships exist between the Board of Directors of the Company or any of its executive officers and the board of directors or compensation committee of any other company.
BOARD REPORT ON EXECUTIVE COMPENSATION
      The Board of Directors, which acts as the compensation committee for the Company, believes strongly that performance and, in turn, the maximization of shareholder value, depends to a significant extent on the establishment of a close alignment between the financial interest of shareholders and those of the Company’s employees, including senior management. Compensation programs are designed to encourage and balance the attainment of short-term operational goals and long-term strategic initiatives.
      The Board of Directors believes that employees’ ownership of a significant equity interest in the Company is a major incentive in building shareholder value and aligning the long-term interests of management and shareholders. The Board of Directors believes the Company has evolved to a point that establishment of an integrated plan that allows all employees to participate in the future growth of the Company is essential to retain and attract qualified personnel.
      The Company compensates Mr. Geller, its President, Chief Executive Officer and Chief Financial Officer, in accordance with his employment agreement (the “Employment Agreement”). See “Compensation of Executive Officers and Directors.” During the fiscal year ended February 28, 2005, Mr. Geller received a salary of $382,876 pursuant to his Employment Agreement. Mr. Geller did not receive any bonus during the fiscal year ended February 28, 2005.
      The Employment Agreement between the Company and Mr. Geller was executed on February 4, 2002 and provides for an annual base salary of $330,750 with minimum 5% per year increases. At Mr. Geller’s option, he may elect to receive his compensation in the Company’s shares of Common Stock. For this purpose, the Common Stock will be valued at 50% of its closing bid price as of the date of Mr. Geller’s election. Mr. Geller has not elected to receive Common Stock as compensation in lieu of salary during the last three completed fiscal years. On April 10, 2004, Mr. Geller’s Employment Agreement was extended for two additional years until February 4, 2009. Pursuant to his Employment Agreement, Mr. Geller is entitled to receive quarterly, semi-annual or annual bonuses at the discretion of the Board of Directors. Also pursuant to his Employment Agreement, Mr. Geller is entitled to participate in all employee benefit programs that the Company may maintain for its employees and is eligible to receive an additional $1,000 per month as an automobile allowance plus automobile insurance.
      Under his Employment Agreement, if Mr. Geller were terminated by the Company without “cause” (as defined in the Employment Agreement), he would become entitled to an immediate lump sum payment equal to the remaining base salary payments due under the remaining term of the Employment Agreement. Such payment could be in cash or Common Stock valued at 50% of its closing bid price as of the date of Mr. Geller’s election (and in no event less than 299% of his base salary). The Employment Agreement provides that upon a “change of control” of the Company, the Company must continue to employ Mr. Geller until the end of the term of the Employment Agreement, and reimburse him for certain relocation fees if he is requested, and consents, to change his principal business location. If after a change of control and during the remaining term there have been certain material changes, including to Mr. Geller’s compensation or the business objectives or policies of the Company, among other things, and Mr. Geller voluntarily terminates his employment within 90 days or such occurrence, Mr. Geller would be entitled to receive a lump-sum cash payment equal to 299% of his base salary in addition to any other compensation due and owing (subject to deferral of certain amounts to the next year).

      The Company also compensated Mr. Couture, its former Chief Financial Officer, in accordance with an Employment Agreement. See “Compensation of Executive Officers and Directors.” Mr. Couture did not receive any bonus during the fiscal year ended February 28, 2005.
      The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies with respect to enacted federal income tax laws that limit to $1 million the deductibility of compensation for the Company’s named executive officers. The Board of Directors, acting as a compensation committee, has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.

Members of the Board of Directors

Douglas Banker
N. Nick Cretan
Arnie Geller
PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF
KEMPISTY & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, P.C., AS
INDEPENDENT ACCOUNTANTS
GENERAL
      The Board of Directors has appointed Kempisty & Company, Certified Public Accountants, P.C. (“Kempisty & Company”), as independent accountants for the fiscal year ending February 28, 2006, and has further directed that the selection of such independent accountants be submitted to and ratified by the shareholders at the Annual Meeting. Kempisty & Company will have one or more representatives at the Annual Meeting. Such representatives will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KEMPISTY & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, P.C., AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.
AUDIT AND NON-AUDIT FEES
Audit Fees -
      Fees for audit services provided by Kempisty & Company, the Company’s principal accountant during the years ended February 28 (29), 2005, 2004 and 2003, were $35,000, $35,000 and $35,000, respectively. Audit services consisted primarily of the annual audits, review of the Company’s financial statements, and services that are normally provided by the Company’s accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-related Fees -
      There were no fees billed by Kempisty & Company for services reasonably related to the performance of the audit or review of the Company’s financial statements outside of those fees disclosed above under the caption Audit Fees for fiscal years 2005, 2004 and 2003.

Tax Fees -
      There were no fees billed by Kempisty & Company for any professional services rendered for tax compliance, tax advice or tax planning.
All Other Fees -
      There were no other fees billed by Kempisty & Company for services.
COMPATIBILITY OF FEES
      The Board of Directors has concluded that, as there are no other fees paid to the auditor for other services, there is no issue as to interference with the principal accountant’s independence.
BOARD OF DIRECTOR’S POLICY ON PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
      The policy of the Board of Directors is to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. The Board pre-approved all such audit services provided by the independent registered public accountants during the fiscal year ended February 28, 2005.
MISCELLANEOUS
OTHER MATTERS
      If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders, identified in the proxy card, to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law. The Company does not have notice of any such matters.
COST AND MANNER OF SOLICITING PROXIES
      The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company’s Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.
PROPOSALS SUBMITTED FOR INCLUSION IN THE COMPANY’S PROXY MATERIALS
      The Company will include in its proxy materials for the 2006 annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act. Among other things, Rule 14a-8 requires that the Company receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2006 annual meeting of shareholders, the Company must receive shareholder proposals submitted for inclusion in the Company’s proxy materials no later than July 18, 2006. The Company will not include in the Company’s proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in the Company’s proxy materials should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326.
PROPOSALS NOT SUBMITTED FOR INCLUSION IN THE COMPANY’S PROXY MATERIALS
      Shareholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act, as described above, may be brought before the 2006 Annual Meeting of Shareholders in accordance with the Company’s by-laws. The Company’s by-laws require that the Company receive such proposals not less than 45 days nor more than 60 days prior to the date of the annual meeting. Thus, for the 2006 Annual Meeting of Shareholders, the Company must receive shareholder proposals that are not submitted for inclusion in the Company’s proxy materials between October 13, 2006 and October 24, 2006. In accordance with the Company’s by-laws, the Company will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2006 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in the Company’s proxy statement should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326.
ANNUAL REPORT ON FORM 10-K
      Additional copies of the Company’s Form 10-K for the fiscal year ended February 28, 2005 may be obtained without charge by writing or calling the Corporate Secretary at 3340 Peachtree Road NE, Suite 2250, Atlanta, Georgia 30326 or (404) 842-2600.

By Resolution of the Board of Directors,

November 15, 2005

PREMIER EXHIBITIONS, INC.
PROXY
ANNUAL MEETING OF THE SHAREHOLDERS, DECEMBER 8, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Arnie Geller and Brian Wainger, or either of them, with full power of substitution, attorneys and proxies of the undersigned and hereby authorizes either of them to represent and to vote all the shares of Common Stock of Premier Exhibitions, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held on December 8, 2005 or any adjournment, postponement or rescheduling thereof, upon such business as may properly come before such Annual Meeting, including the items set forth below. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.
1.     ELECTION OF DIRECTORS (check one box only)
☐	FOR all nominees listed below (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed below
NOMINEES: Arnie Geller, N. Nick Cretan and Douglas Banker.
(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box above and write that nominee’s name on the line provided below.)

2.     TO RATIFY SELECTION OF KEMPISTY & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, P.C., AS CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2006.
☐  FOR          ☐  AGAINST          ☐  ABSTAIN
3.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
(To be Completed and Signed on the Other Side)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS.
To vote in accordance with the recommendations of the Board of Directors, just sign, date and return this proxy—no boxes need be checked.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: ____________, 2005

Signature

Signature if Held Jointly

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)